                                                              EXHIBIT 11(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of Post-Effective Amendment No. 47 to the registration statement of AIM Equity Funds, Inc. on Form N-1A of our report dated February 16, 1993 relating to selected per-share data and ratios of AIM Aggressive Growth Fund appearing in the December 31, 1992 Annual Report to Shareholders of AIM Funds Group (formerly AIM Funds
(C)). We also consent to the references to us under the heading "Financial Highlights" in the Prospectus.

/s/ PRICE WATERHOUSE LLP

    PRICE WATERHOUSE LLP

1201 Louisiana
Houston, Texas
December 18, 1995